Exhibit 99.2

Autodesk Announces CEO Transition

Carl Bass to Step Down as CEO, Remain on Board of Directors;

Board Undergoing CEO Search, Institutes Office of the CEO During Transition;

Sachem Head Designees Scott Ferguson and Jeff Clarke to Resign from Board;

Company Reaffirms Q4 and FY17 Guidance

SAN FRANCISCO, Calif., February 7, 2017 — Autodesk, Inc. (NASDAQ: ADSK) today announced that Carl Bass has decided to step down as president and chief executive officer, effective February 8. The company’s board has instituted a CEO search to consider candidates inside and outside Autodesk and has formed an Interim Office of the Chief Executive to oversee the company’s day-to-day operations. Bass will remain on staff as a special advisor to the company in support of the transition to a new CEO. He will continue to sit on the Autodesk board of directors and will be nominated for reelection at the 2017 annual meeting of shareholders. Crawford W. Beveridge will remain non-executive chairman of the board.

“I’ve worked with Carl through his tenure as CEO of Autodesk, and I’ve always valued his focus and vision, as well as his rare combination of business and technical expertise,” said Beveridge. “We have seen exponential growth in the last decade, both in the business and in Autodesk’s market opportunity. Carl has always been a driven and passionate change agent for the company, and under his direction Autodesk has transformed from a 2D design company into the worldwide leader of 3D design and engineering software.

“With Carl at the helm, the company has led its industry’s move to subscription and Autodesk was the first to recognize and embrace the implications of cloud and mobile technology on design and production across countless industries around the world. Carl’s leadership has opened up tremendous opportunity for Autodesk. We are grateful that Carl has agreed to remain on the board of directors and serve as a special advisor to support the CEO transition and cloud and subscription business model transition.”

Bass commented, “It’s been my honor to lead Autodesk through this exciting period of growth and change. I’m very proud of everything we accomplished – from both a business and technology perspective. Our cloud and subscription business is well underway. The company’s strategy is working, the management team is strong and it’s the right time for me to step aside. Autodesk is poised for even greater success as it enters this next phase. I’m looking forward to my next adventure but will continue working with the company through my role as a board member and am committed to ensuring that the cloud and subscription business model will continue to be successful.”

Board of Directors Moves

Autodesk also announced a new agreement between Autodesk and Sachem Head Capital Management LP (“Sachem Head”). The agreement calls for two of Sachem Head’s 2016 director nominees, Scott Ferguson and Jeff Clarke, to resign from the board of directors. In addition, Sachem Head Capital has agreed to continue until June 2018 their earlier standstill and voting agreement provisions.

Said Ferguson, “Since joining the board, I have been impressed with Carl’s vision and leadership. I am confident that through this transition, we will identify a leader who can further propel the company’s progress and drive Autodesk’s growth and value creation well into the future.”

The board will begin a search for a new independent director candidate, who will join when Ferguson and Clarke step down, which will occur on the later of the 2017 annual meeting or the appointment of a new CEO.

CEO Transition

To ensure Autodesk’s continued focus on business performance and technological innovation, the board has formed an Interim Office of the Chief Executive to oversee the company’s day-to-day operations during the transition. The Interim Office of the Chief Executive will be headed by Amar Hanspal, senior vice president and chief product officer, and Andrew Anagnost, senior vice president and chief marketing officer as interim co-chief executive officers.

Hanspal joined Autodesk in 1987 and has held various product leadership, marketing and customer success roles at the company. He led Autodesk’s technology shift to the cloud platforms and to software as a service, as well as investment in construction and manufacturing growth opportunities, and currently leads the company’s worldwide product development organization. Anagnost began his career in aeronautical engineering at Lockheed Martin Aeronautics. He joined Autodesk in 1997 and has held various marketing, product management and product development roles. He led the company’s transition to an all-subscription business model, and now also oversees all of marketing and business strategy for Autodesk.

Bass and Autodesk’s board began discussing a potential CEO transition more than 18 months ago as part of the board’s longstanding CEO succession planning process. When Sachem Head began acquiring company stock in late 2015, Bass and the board put discussions regarding a permanent successor on hold, determining that stable leadership was important to help Autodesk navigate investor negotiations while successfully advancing its transition to cloud-based technologies and a subscription-only business model. Given the new agreement with Sachem Head, Bass and the board have decided that this is the right time to identify the individual that will lead Autodesk’s next stage of growth. The executive search firm Egon Zehnder has been retained to assist in the CEO search.

Beveridge continued, “The board and I have the utmost confidence in Amar and Andrew to lead our business and continue our strong operational performance as we look for Carl’s successor. The new CEO, and Amar and Andrew in the interim, will be focused on ensuring that our cloud-based technologies and subscription-only business model continue to be successful. The board has established a comprehensive search process, which will include internal and external candidates, to select a strong leader who can execute our strategy and lead Autodesk as we enter the next stage of our growth.”

Company Reaffirms Guidance

Autodesk reiterated its non-GAAP business outlook for fourth quarter and full year fiscal 2017 and expects revenue, earnings per share, and subscription additions to be at the high end of guidance disclosed on November 29, 2016.

About Autodesk

Autodesk makes software for people who make things. If you’ve ever driven a high-performance car, admired a towering skyscraper, used a smartphone, or watched a great film, chances are you’ve experienced what millions of Autodesk customers are doing with our software. Autodesk gives you the power to make anything. For more information visit autodesk.com or follow @autodesk.

Autodesk is a registered trademark of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. All other brand names, product names or trademarks belong to their respective holders. Autodesk reserves the right to alter product and services offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document.

© 2017 Autodesk, Inc. All rights reserved.

Contacts:

Autodesk, Inc.

Investors:

David Gennarelli, 415-507-6033

david.gennarelli@autodesk.com

or

Press:

Clay Helm, 415-580-3671

clay.helm@autodesk.com

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the expected impacts and results of our executive officer search and transition and independent director search, statements about our ability to identify and attract a qualified new chief executive officer and independent director and such individuals’ performance, statements about our current expectations and projections of future financial performance, statements about our short-term and long-term goals and our ability to achieve them, statements under the section labelled “Company Reaffirms Guidance”, and other statements regarding our strategies, market and product positions, performance, and results. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: failure to achieve our revenue and profitability objectives; failure to successfully identify or attract a qualified new chief executive officer or independent director; failure to successfully manage transitions to business models and markets, including the introduction of additional ratable revenue streams and our continuing efforts to attract customers to our cloud-based offerings and expenses related to the transition of our business model; difficulty in predicting revenue from new businesses and the potential impact on our financial results from changes in our business models; general market, political, economic and business conditions; any imposition of new tariffs or trade barriers; the impact of non-cash charges on our financial results; fluctuation in foreign currency exchange rates; the success of our foreign currency hedging program; failure to control our expenses; our performance in particular geographies, including emerging economies; the ability of governments around the world to meet their financial and debt obligations, and finance infrastructure projects; weak or negative growth in the industries we serve; slowing momentum in subscription billings or revenues; difficulties encountered in integrating new or acquired businesses and technologies; the inability to identify and realize the anticipated benefits of acquisitions; the financial and business condition of our reseller and distribution channels; dependence on and the timing of large transactions; failure to achieve sufficient sell-through in our channels for new or existing products; pricing pressure; unexpected fluctuations in our tax rate; the timing and degree of expected investments in growth and efficiency opportunities; changes in the timing of product releases and retirements; and any unanticipated accounting charges. In addition, with respect to the affirmation of our financial guidance for the completed fourth quarter of fiscal 2017 and full fiscal year 2017, changes could result from the fact that we have not completed an accounting close for such periods and that our projected results have not undergone an audit by our independent accountants. As a result, audit adjustments or the timing of revenue recognition could materially impact these projected results.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk’s Annual Report on Form 10-K for the fiscal year ended January 31, 2016 and Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2016, which are on file with the U.S. Securities and Exchange Commission. Autodesk disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.